UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

AmCOMP Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-51767	65-0636842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 U.S. Highway One, North Palm Beach, Florida		33408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 840-7171

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 5, 2007, Timothy Spear, President, Mid-Atlantic Region of AmCOMP Assurance Corporation (“AAC”), a wholly-owned subsidiary of AmCOMP Incorporated (the “Company”), entered into an Employment Agreement with the Company (the “Employment Agreement”), effective as of November 1, 2007. The initial term of the Employment Agreement expires on October 31, 2008 and is automatically renewed for additional one-year terms unless either party provides the other party with notice of its intent not to renew. Under the Employment Agreement, Mr. Spear is to receive a salary of $140,000 per annum and is to receive additional compensation equal to 2-1/2% of the first $2,000,000 of the underwriting profit (as such term is defined in the Employment Agreement) of the Mid-Atlantic Region of AAC and an additional $10,000 for each additional $1,000,000 of such underwriting profit (such additional payment to be appropriately prorated in respect of underwriting profit of less than $1,000,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOMP INCORPORATED

Dated: December 21, 2007	By:	/s/ Kumar Gursahaney
Name: Kumar Gursahaney
Title: Senior Vice President, Chief Financial Officer and Treasurer